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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) NOVEMBER 12, 2002

                             TELENETICS CORPORATION
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             (Exact name of registrant as specified in its charter)

           CALIFORNIA                  0-16580                  33-0061894
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

       25111 ARCTIC OCEAN DRIVE, LAKE FOREST, CALIFORNIA CALIFORNIA 92630
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (949) 455-4000

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On November 12, 2002, BDO Seidman, LLP ("BDO"), the independent accounting firm that was engaged as principal accountant to audit the financial statements of Telenetics Corporation and subsidiary ("TLNT"), advised TLNT's audit committee that the client-auditor relationship between TLNT and BDO had ceased on that date.

         BDO's audit report dated March 17, 2002 (except as to Notes 7 and 18, which are as of April 1, 2002) on the consolidated financial statements of TLNT as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO's report contained a separate paragraph stating:

               The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has net capital and working capital deficiencies that, among other things, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         In connection with the audits of the two years ended December 31, 2001, and during the subsequent interim period through November 12, 2002, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its opinion. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B under the Securities Act of 1933, as amended, except as described in the following paragraph.

         In connection with BDO's review of TLNT's results for the quarter ended September 30, 2002, BDO raised certain questions about the accounting for material transactions between TLNT and TLNT's subcontract manufacturer. BDO discussed with TLNT's audit committee the subject matter of those questions and indicated that because of the significance of those unresolved questions, it was unable to complete its review of the condensed consolidated financial statements prepared for inclusion in TLNT's Form 10-QSB for September 30, 2002. BDO indicated that because it believes the matters in question may impact prior quarters in 2002, BDO is withdrawing its previously issued review reports with respect to the condensed consolidated financial statements included in TLNT's Form 10-QSBs for March 31, 2002 and June 30, 2002.

         On November 19, 2002, TLNT filed the Form 8-K to which this filing is an amendment and provided BDO with a copy of the disclosures it made in the Form 8-K in response to Item 304(a) of Regulation S-B. TLNT requested that BDO furnish TLNT with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made by TLNT in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of BDO's letter is filed as an exhibit to this filing.


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         On November 13, 2002, TLNT engaged Haskell & White LLP ("HW") as its new certifying accountants. TLNT's decision to engage HW was approved by TLNT's audit committee. TLNT has not consulted with HW in the past regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on TLNT's financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) of Regulation S-B. TLNT has authorized BDO to respond fully to inquiries of HW regarding the reportable event described above and BDO's audit of TLNT's consolidated financial statements for the year ended December 31, 2001, BDO's reviews of TLNT's condensed consolidated financial statements for the quarters ended March 31, 2002 and June 30, 2002, and BDO's assistance with preparation of TLNT's federal and California corporate income tax returns for 1999, 2000 and 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c)      EXHIBITS.

             Exhibit No.       Description
             -----------       -----------

                  16.1 Letter from BDO Seidman, LLP regarding change in certifying accountant


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 22, 2002             TELENETICS CORPORATION

                                     By: /s/ DAVID L. STONE
                                         ---------------------------------------
                                         David L. Stone, Chief Financial Officer

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                     EXHIBIT FILED WITH THIS REPORT

             Exhibit No.       Description
             -----------       -----------

                  16.1 Letter from BDO Seidman, LLP regarding change in certifying accountant